UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest reported) October 5, 2007

SONIC INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-30335	87-0494518
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

2795 East Cottonwood Parkway, Suite 660

Salt Lake City, UT 84121-7036

(Address of principal executive offices)

(801) 365-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 5, 2007, a wholly-owned subsidiary of the registrant (the “Company”), Hearing Associates of Pensacola, P.A., and the members of Hearing Associates of Pensacola, P.A. entered into an Asset Purchase Agreement (the “Agreement”). The Agreement provides for the purchase of all assets and the assumption of certain liabilities of Hearing Associates of Pensacola, P.A. by the Company, all as set forth in the Agreement.

Under the terms of the Agreement, the total consideration to be paid by the Company is $1,400,000. The Agreement provide for a payment of $700,000 in cash on the closing date and an interest bearing note for the remaining purchase price of $700,000 (to be paid on the first and second anniversaries of the purchase date).

The summary of the terms of the Agreement contained in this current report is qualified in its entirety by the Agreement, which is attached hereto as Exhibit 2.1.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As described above in Item 1.01 of this current report, which disclosure is incorporated herein by reference, on October 5, 2007, the Company acquired assets and assumed certain liabilities of Hearing Associates of Pensacola, P.A. as provided in the Agreement, which is attached as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. The financial statements required by this item will be filed by an amendment to this Current Report on Form 8-K not later than 75 days after October 5, 2007.

(b) Pro Forma Financial Information. The pro forma financial information required by this item will be filed by an amendment to this Current Report on Form 8-K not later than 75 days after October 5, 2007.

(d) Exhibits.

Exhibit 2.1 Asset Purchase Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Dated: October 10, 2007

SONIC INNOVATIONS, INC.

/s/ Michael M. Halloran
Michael M. Halloran
Vice President and Chief Financial Officer

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